EXHIBIT 23.03

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-91026, 333-03603, 333-16553, 333-40493, 333-60797, 333-75183, 333-92987, and 333-51272) of Quintiles Transnational Corp. of our report dated January 29, 2003 relating to the financial statements, which appears in this Form 10-K-A.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina,
August 26, 2003

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